                           Microsoft Word 10.0.2627;SCHEDULE 14A
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                                 OPPENHEIMER CASH RESERVES

                      (Name of Registrant as Specified in its Charter)

            (Name of Person(s) Filing Proxy Statement if Other than Registrant)

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January 6, 2005

Dear Financial Advisor:

In a recent proxy  statement  mailed to shareholders on December 23rd, 2004 they were asked to vote on the  reorganization  of Oppenheimer  Capital  Preservation
Fund, our stable value  registered  mutual fund, into Oppenheimer Cash Reserves.
The Fund's Board of Trustees had recommended  that action because of the ongoing
examination  of  the  accounting   methodology   associated  with  stable  value
investments by the staff of the U.S. Securities and Exchange Commission.

A shareholder  meeting has been  scheduled for February 4, 2005, and all Capital
Preservation  Fund  shareholders  of record as of November 15,  2004,  are being asked to vote either in person or by proxy, on the proposed  reorganization.  We are contacting  shareholders by telephone to request that they return their vote as soon as possible.

Fund Update

In anticipation of the proposed  reorganization  of the Fund into a money market fund,  the Fund's assets have been invested money market  instruments  and other liquid investments (as permitted under the Fund's current investment  policies).
As a result,  all of the Fund's  assets are  currently  invested in money market instruments.  In addition,  the Fund's  Prospectus  was  supplemented  effective
December 30, 2004, to state that:

|X|   The Fund no longer imposes a 2% redemption fee,
|X|   The Fund no longer has any wrapper agreement in place,
|X|   Although the Manager will seek to manage the Fund to maintain a stable net asset value for its shares, the net asset values of the Fund's shares may fluctuate, and
|X|   Effective December 30, 2004, the Manager has voluntarily undertaken to waive a portion of its management fee so that the management fees paid by the Fund after that date will not exceed an annual rate of--
o     0.500% of the first $250 million of net assets, and
o     0.475% on net assets in excess of $250 million;
      That undertaking may be amended or withdrawn at anytime.

As you may have recently noticed:

|X|   The Fund's net asset values per share have increased from $10.00 to $10.01 as of 01/05/05, and

|X|  The Fund  distributed  approximately  $4.1  million  of  earned  income  to existing shareholders in a special one-time distribution.

The fund will continue to distribute  income,  if any, that it earns through the date of the merger.

Plans for the Future

Although  registered stable value mutual funds are relatively new (the first one was  introduced  only eight years ago),  the stable value  marketplace is really quite  large.  As of December  2003,  over $355  billion was invested in various types of stable value  investments,  with registered  mutual funds  representing less  than  $10  billion.  Most  of  the  total  stable  value  investments  are non-registered funds offered through insurance companies and trust.

Because  stable value  investments  are an important  asset class for retirement
plan   investors,   OppenheimerFunds   is   exploring   whether   to  develop  a
non-registered  stable value collective  investment  trust. We are waiting for a determination  by the  Financial  Accounting  Standards  Board as to whether the accounting  methods used by stable value collective trust funds are appropriate.
We will keep you advised of our progress in this regard.

Thank you and if you have any questions,  please call us at  1.800.647.1693.  As always,  we appreciate your confidence in  OppenheimerFunds  and look forward to serving you for many years to come.

Sincerely,

/s/ John P. Stoma

John P. Stoma, Sr. Vice President
Director, Retirement Plans
OppenheimerFunds
The Right Way to Invest

Before  investing in any of the Oppenheimer  funds,  investors  should carefully consider a fund's  investment  objectives,  risks,  charges and  expenses.  Fund prospectuses  contain  this and other  information  about the funds,  and may be
obtained  by  calling  us  at   1.800.255.2755   or  visiting   our  website  at
www.oppenheimerfunds.com.  Investors should read  prospectuses  carefully before investing.

For Institutional Use Only. This material has been prepared by  OppenheimerFunds
Distributor,  Inc. for institutional  investors only. It has not been filed with
NASD and may not be reproduced, shown or quoted to, or used with, members of the public.

Shares of Oppenheimer funds are not deposits or obligations of any bank, are not guaranteed  by any bank,  are not insured by the FDIC or any other  agency,  and involve  investment  risks,  including the possible loss of the principal amount invested.

Oppenheimer funds are distributed by OppenheimerFunds Distributor, Inc.
Two World Financial Center, 225 Liberty Street, New York, NY 10281-1008
(C)Copyright 2005 OppenheimerFunds Distributor, Inc. All rights reserved.
January 6, 2005

January 6, 2005

Dear Oppenheimer Capital Preservation Fund Shareholder:

In a recent  proxy  statement  that was mailed to you, you were asked to vote on the  reorganization of Oppenheimer  Capital  Preservation Fund, our stable value registered  mutual fund,  into  Oppenheimer  Cash Reserves.  The Fund's Board of
Trustees had recommended  that action because of the ongoing  examination of the accounting  methodology associated with stable value investments by the staff of the U.S. Securities and Exchange Commission.

A shareholder  meeting has been  scheduled for February 4, 2005, and all Capital
Preservation  Fund  shareholders  of record as of November 15,  2004,  are being asked to vote either in person or by proxy, on the proposed  reorganization.  If you  haven't  already  done so, we ask that you return your proxy card with your vote as soon as possible.

Fund Update

In anticipation of the proposed  reorganization  of the Fund into a money market fund,  the Fund's assets have been invested money market  instruments  and other liquid investments (as permitted under the Fund's current investment  policies).
As a result,  all of the Fund's  assets are  currently  invested in money market instruments.  In addition,  the Fund's  Prospectus  was  supplemented  effective
December 30, 2004, to state that:

|X|   The Fund no longer imposes a 2% redemption fee,
|X|   The Fund no longer has any wrapper agreement in place,
|X|  Although  the Manager will seek to manage the Fund to maintain a stable net asset value for its shares,  the net asset values of the Fund's  shares may fluctuate, and
|X|  Effective  December 30, 2004,  the Manager has  voluntarily  undertaken  to waive a portion of its management  fee so that the management  fees paid by the Fund after that date will not exceed an annual rate of--

o     0.500% of the first $250 million of net assets, and
o     0.475% on net assets in excess of $250 million;
      That undertaking may be amended or withdrawn at anytime.

Please  be  sure  to read  the  attached  supplement  carefully  as it  contains important information about your investment.

As you may have recently noticed:

|X|  The Fund's net asset values per share have  increased from $10.00 to $10.01 as of 01/05/05, and
|X|  The Fund  distributed  approximately  $4.1  million  of  earned  income  to existing
      shareholders in a special one-time distribution.

The fund will continue to distribute  income,  if any, that it earns through the date of the
merger.

Plans for the Future

Although  registered stable value mutual funds are relatively new (the first one was  introduced  only eight years ago),  the stable value  marketplace is really quite  large.  As of December  2003,  over $355  billion was invested in various types of stable value  investments,  with registered  mutual funds  representing less  than  $10  billion.  Most  of  the  total  stable  value  investments  are non-registered funds offered through insurance companies and trust.

Because  stable value  investments  are an important  asset class for retirement
plan   investors,   OppenheimerFunds   is   exploring   whether   to  develop  a
non-registered  stable value collective  investment  trust. We are waiting for a determination  by the  Financial  Accounting  Standards  Board as to whether the accounting  methods used by stable value collective trust funds are appropriate.
We will keep you advised of our progress in this regard.

Thank you and if you have any questions,  please contact your financial advisor, or call us at  1.800.647.1693.  As always,  we  appreciate  your  confidence  in
OppenheimerFunds and look forward to serving you for many years to come.

Sincerely,

/s/ John P. Stoma

John P. Stoma, Sr. Vice President
Director, Retirement Plans
OppenheimerFunds
The Right Way to Invest

Before  investing in any of the Oppenheimer  funds,  investors  should carefully consider a fund's  investment  objectives,  risks,  charges and  expenses.  Fund prospectuses  contain  this and other  information  about the funds,  and may be obtained by asking  your  financial  advisor,  calling us at  1.800.647.1693  or visiting our website at  www.oppenheimerfunds.com.  Read prospectuses  carefully before investing.

Shares of Oppenheimer funds are not deposits or obligations of any bank, are not guaranteed  by any bank,  are not insured by the FDIC or any other  agency,  and involve  investment  risks,  including the possible loss of the principal amount invested.

Oppenheimer funds are distributed by OppenheimerFunds Distributor, Inc.
Two World Financial Center, 225 Liberty Street, New York, NY 10281-1008
(C)Copyright 2005 OppenheimerFunds Distributor, Inc. All rights reserved.
January 6, 2005

                                   Q&A for
             OPPENHEIMER CAPITAL PRESERVATION FUND REORGANIZATION
    ---------------------------------------------------------------------

Record Date:      November 15, 2004
Proposed Meeting Date:  February 4, 2005

What is the present status of Oppenheimer Capital Preservation Fund?
At a meeting held on October 6, 2004, the Board of Trustees of Capital
Preservation Fund approved what is in effect the "merger" of that Fund into
Oppenheimer Cash Reserves, a money market fund. It is referred to as a reorganization for tax purposes. If shareholders of the Fund approve the transaction, their shares of the Fund will be exchanged for shares of equal value of Cash Reserves and Capital Preservation Fund will subsequently be liquidated.

Shareholders were mailed proxy statements on December 23rd, 2004 asking them to vote on the reorganization.

What are the reasons for the reorganization?
OppenheimerFunds, Inc., the Fund's investment adviser, recommended that the
Fund's Board of Trustees take that action because of the ongoing examination of the accounting methodology associated with stable value registered investment companies by the staff of the U.S. Securities and Exchange
Commission that raised questions about the ability of the Fund to continue to use that accounting treatment to maintain a stable $10.00 per share net asset value.

How do the investment objectives of the Funds compare?
Cash Reserves is a money market fund that seeks to maintain a stable net asset value of $1 per share.  Capital Preservation fund is a stable value fund that also seeks to maintain a stable net asset value per share (of
$10.00). While money market funds like Cash Reserves seek to maintain their stable NAV by investing in high-quality, short-term money market instruments, the Capital Preservation Fund used a "wrapper" agreement provided by a financial intermediary to help keep a stable NAV, enabling the Fund to invest in securities with longer durations than money market funds.  Over the longer term, stable value products generally have had a yield advantage over money market funds. Of course, neither type of fund can guarantee that its net asset value or yield will not fluctuate.

What is happening in the interim?
In anticipation of the proposed reorganization of the Fund into a money market fund, the Fund's assets have been invested money market instruments and other liquid investments (as permitted under the Fund's current investment policies). As a result, all of the Fund's assets are currently invested in money market instruments.  In addition, the Fund's Prospectus was supplemented effective December 30, 2004, to state that:

|X|   The Fund no longer imposes a 2% redemption fee,
|X|   The Fund no longer has any wrapper agreement in place, and
|X|   Effective December 30, 2004, the Manager has voluntarily undertaken to waive a portion of its management fee so that the management fees paid by the Fund after that date will not exceed an annual rate of--
o     0.500% of the first $250 million of net assets, and
o     0.475% on net assets in excess of $250 million;
      That undertaking may be amended or withdrawn at anytime.

Does the 2% redemption fee still apply to redemptions from the Fund?
No, in accordance with the supplement to the prospectus dated December 30,
2004 the Fund no longer imposes a 2% redemption fee.

When will this reorganization be effective?
The shareholder meeting is scheduled for February 4th, 2005.  If the shareholders of Capital Preservation Fund approve the reorganization, it will take place shortly thereafter.

What does approval of this reorganization mean to me?
Approval of the reorganization means you will receive shares of Cash Reserves equal in value to the total value of your shares of Capital Preservation
Fund.  The shares you receive will be issued at net asset value without a sales charge or the payment of a contingent deferred sales charge ("CDSC")
although if your shares of Capital Preservation Fund are subject to a CDSC, your Cash Reserves shares will continue to be subject to the same CDSC applicable to your shares. The period during which you held your Capital
Preservation Fund shares will carry over to your Cash Reserves shares for purposes of determining the CDSC holding period.

What are the tax consequences of the Reorganization?
The Reorganization is intended to qualify as a tax-free reorganization for federal income tax purposes under Section 368(a)(1) of the Internal Revenue
Code of 1986, as amended.

What is the status of an alternative comparable investment options?

Although registered stable value mutual funds are relatively new (the first one was introduced only eight years ago), the stable value marketplace is really quite large.  As of December 2003, over $355 billion was invested in various types of stable value investments, with registered mutual funds representing less than $10 billion. Most of the total stable value investments are non-registered funds offered through insurance companies and trust.

Because stable value investments are an important asset class for retirement plan investors, OppenheimerFunds is exploring whether to develop a non-registered stable value collective investment trust.  We are waiting for a determination by the Financial Accounting Standards Board as to whether the accounting methods used by stable value collective trust funds are appropriate.  We will keep you advised of our progress in this regard.